EXHIBIT 99.2B



                                 EXHIBIT 8

                Consent of Sutherland, Asbill & Brennan LLP

                             S.A.B. LETTERHEAD

                               June 19, 1998

Board of Directors
AUSA Life Insurance Company, Inc.
AUSA Series Life Account
4 Manhattanville Road
Purchase, New York  10577

     RE:  AUSA Series Life Account
          File No. 33-86696

Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the AUSA Freedom Wealth Protector contained in Pre-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 33-86696) of the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP

                                        By: /s/ STEPHEN E. ROTH
                                        -----------------------
                                             Stephen E. Roth